UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

SUPERIOR ENERGY SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34037	87-4613576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 654-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On October 15, 2024 Superior Energy Services, Inc. (the “Company”) announced that James Spexarth, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, intends to resign from all positions with the Company effective no later than December 31, 2024 (the “Resignation Date”). Mr. Spexarth intends to resign from the Company to pursue other opportunities and his departure is not related to any disagreements regarding financial disclosures, accounting matters or other business issues. Mr. Spexarth is expected to enter into a waiver and release agreement which contains, among other things, a release of claims and an acknowledgment that he will receive predetermined amounts under his employment agreement, provided that he does not subsequently revoke his waiver and release agreement, as follows: (i) the executive’s base salary through the date of termination, earned and vested benefits under Company long-term incentive and employee benefit plans and programs, and medical or other welfare benefits required by law or the applicable plan (including payment of the executive’s accrued deferred compensation and supplemental retirement plan benefits, as applicable); (ii) a lump sum payment equal to (x) a two times the sum of his annual salary plus target annual bonus for the year of termination; and (y) the executive’s pro-rated target annual bonus for the year of termination, the payments in this clause (ii) resulting in a lump sum cash payment to Mr. Spexarth of approximately $1,870,000 minus required withholding and deductions, assuming a Resignation Date of December 31, 2024; and (iii) Company-paid healthcare continuation benefits for up to 24 months for the individual and the individual’s spouse and family. Mr. Spexarth will also receive acceleration of his previously granted retention bonus agreement in the amount of $772,481. Mr. Spexarth will forfeit any outstanding, unvested restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Energy Services, Inc.

Date:	October 15, 2024	By:	/s/ David J. Lesar
David J. Lesar Chairman of the Board, Director and Chief Executive Officer